EXHIBIT 10(w)(iii)


                              AMENDMENT NO. 1
                                  to the
                                AGREEMENT
                       BETWEEN OWNER and CONTRACTOR


MODIFICATION and AMENDMENT

made as of the 24th day of October in the year Nineteen Hundred and Ninety-
Four.

Between the Owner:                          Cerner Properties, Inc.
                                            2800 Rockcreek Parkway, Suite 601
                                            Kansas City, Missouri 64117

and the Contractor:                         J. E. Dunn Construction Company
                                            929 Holmes
                                            Kansas City, Missouri 64106

The Project:                                Cerner Associate Center
                                            2800 Rockcreek Parkway
                                            Kansas City, Missouri 64117

The Architect:                              Hollis & Miller Group
                                            309 SW Market Street
                                            Lee's Summit, Missouri 64063-2315

The Owner and the Contractor agree as set forth below:

Whereas, the Owner and Contractor have previously agreed to amend their Agreement to establish a scope, costs, schedule and Contract Documents, and

Whereas, the Owner and Contractor now wish to so amend their Agreement,

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree to Amendment of their Contract dated September 1, 1994, as set forth below:

1.     This Amendment No. 1 is for the Early Bid Package.

2. In accordance with Paragraphs 4.1 and 4.2, the Date of Commencement shall be the date of this Amendment and the substantial completion date shall be pursuant to a mutually agreed upon Contractor's project schedule.

3. In accordance with Paragraphs 5.2 and 5.3 of the Agreement, the Guaranteed Maximum Price for the Work of this Amendment shall be established as: Three Million Three Hundred Thirty Two Thousand One Hundred Thirty Nine Dollars ($3,332,139.00), which includes deductive value engineering alternates 1 through 9 totaling $224,600.00.

       Pursuant to Paragraphs 5.1 and 5.3, the Contractor's Fee applicable to the work of this amendment shall be established as:
       Ninety Seven Thousand One Hundred Fifty Eight Dollars ($97,158.00)
4. Pursuant to Paragraphs 16.13 through 16.17 of the Agreement, the Contract Documents describing the Scope of Work of this Amendment and upon which the G.M.P. stated in Item #3 above is based, are as follows:

Paragraph     Description               Title               Date
---------     -----------              -------              ------
16.1.3        Supplementary &         Cerner Associate    August 22, 1994
              Other Conditions        Center - Early      (Ref. Exhibit A)
                                      Bid Package
                                      Project Manual

16.1.4        Specifications          Cerner Associate    August 22, 1994
                                      Center - Early      (Ref. Exhibit A)
                                      Bid Package
                                      Project Manual

16.1.5        Drawings                Cerner Associate    August 22, 1994
                                      Center - Early      (Ref. Exhibit A)
                                      Bid Package

16.1.6        Addenda                 No. 1               September 8, 1994
                                      No. 2               September 15, 1994

16.1.7        Other Documents         Proposal &          October 25, 1994
                                      Clarifications
                                      (9 pages)

This Modification and Amendment entered into as of the day and year first written above.

OWNER:                                   CONTRACTOR:

CERNER PROPERTIES, INC.                  J. E. DUNN CONSTRUCTION COMPANY

BY:/s/Clifford W. Illig                  BY:/s/Barrett Brady
                                               Barrett Brady
                                               Executive Vice President

EXHIBIT A
----------

1.     Contract between Owner and Contractor dated September 1, 1994.

2. General Conditions, AIA Document A201, as supplemented and included in the Project Manual.

3.     Drawings dated August 22, 1994, listed as follows:

       C1.1 through C5.2
       S100 through S302
       A0.0, A0.2, A1.1, A2.1 through A2.5, A6.1 through A6.5, A7.1 through A7.6, A8.1, A11.1, A11.3
       M1.1 through M1.4
       P1.1 through P1.4
       ME1.1, E1.1 through E1.4
       SP-1 through SP-5

4. Project Manual dated August 22, 1994 titled Cerner Associate Center-Early Bid Package Project Manual.

5.     Addenda
       -------
       No. 1 dated September 8, 1994
       No. 2 dated September 15, 1994

October 25, 1994



Mr. Steve Lee
Cerner Corporation
2800 Rock Creek Parkway
Kansas City, Missouri 64117

                                         Re:  Cerner Associates Center
                                              J. E. Dunn Project No. 821

Dear Steve:

Enclosed for your review is a copy of our Guaranteed Maximum Price proposal for the Early Bid Package on the above referenced project. With assistance of the Hollis & Miller Group, we have provided recommended value engineering alternates which bring the cost of the work within the + 5% of the median range estimate figure.

We have also had the opportunity to look forward and project the Final Bid Package costs. From our cost projections it is apparent that the project has evolved to a level higher than our schematic range estimate assumptions. This is an understandable progression that occurs as the design and expectations are further refined and detailed.

We do believe if the budget is of major concern the cost can be reduced by re-designing various elements prior to issuance of the Final Bid Package.

We look forward to receiving your direction in this matter.

                                             Sincerely,

                                             J.E. DUNN CONSTRUCTION COMPANY

                                             /s/Mark M. Morton
                                             Mark M. Morton

MMM/jr
Enclosure
cc:   Charlie Williams, Cerner
      Leon Roberts, Hollis & Miller
      Doug Cook, Hollis & Miller
      File (2)

TABLE OF CONTENTS

1.     EXECUTIVE SUMMARY OF BUDGET ANALYSIS

2.     BUDGET ANALYSIS SUMMARY

3.     VALUE ENGINEERING ALTERNATES - RECOMMENDED

4.     VALUE ENGINEERING ALTERNATES - PROPOSED

5.     EARLY BID PACKAGE ESTIMATE

6.     PROJECT DESCRIPTION AND CLARIFICATION

                   EXECUTIVE SUMMARY of BUDGET ANALYSIS
                   ------------------------------------

Original Range Estimate dated July 20, 1994                  $7,949,026
Less Accepted Value Engineering Alternates                    1,165,700 CR
Revised Range Estimate Dated July 27, 1994                   $6,783,326


EARLY BID PACKAGE
------------------

Early Bid Package dated August 22, 1994                      $3,556,739
Less Recommended Value Engineering Alternates                   224,600 CR
Revised Early Bid Package Cost                               $3,332,139
Less Early Bid Package Median Budget                         $3,180,177 CR
Variance from Early Bid Package Median Budget              + $  151,962
     (Note:  The Early Bid Package costs are within the
     + 5% range of the July 27, 1994 revised budget.)

Cost variance in the Early Package are due to:

1.     Site Utilities
2.     Machine Excavation
3.     Precast Concrete

Explanation of variance in the Early Package:

1. Site Utilities - Additional 8" water line and associated appurtenances required by the City of North Kansas City, Missouri.
2. Machine Excavation - Unforeseen soil condition requiring extensive undercut of foundation system and recompaction of soil.
3. Precast - Premium due to market conditions and schedule requirements of the project have caused precast costs to overrun from budget.


FINAL BID PACKAGE
------------------

Potential cost overruns on the Final Bid Package:

1.     Architectural                                   $ 345,000
2.     Mechanical                                      $ 245,000
3.     Electrical                                      $ 180,000
                                                      -----------
Potential Total Overrun                                $ 770,000


Explanation of cost overruns in the Final Package:

1. Refinement of the final design has introduced many new items, increased quantity of budgeted items and inclusion of previously deleted items. Examples of these items include: access flooring, wood flooring, lockers, folding partitions, mesh partitions, daycare exterior storage rooms, drywall light coves, projection screens in gym, locker units, acoustical wall and ceiling panels, special coatings, millwork, folding partitions, wire mesh partitions etc...


2. Refinement and changes in the anticipated use of various scopes within the building have impacted the budget. Examples of the changes are: changing the lobby/corridor spaces to reception and prefunction areas, changing the gymnasium to a multipurpose/auditorium area and upgrading the meeting room finishes to boardroom-like finishes.

3. A general refinement of the mechanical and electrical systems have also impacted the budget. Examples include premium rooftop units, sophisticated temperature controls, premium light fixtures, dimming system and programmable lighting system etc...

VALUE ENGINEERING ALTERNATES - RECOMMENDED
October 21, 1994

1. Utilize a precast face mix which significantly reduces the unit cost of same from the specified $248/CY mix to within range of $126/CY to $160/CY and incorporate a sandblast/waterwash finishes.

       Approximate Deduct:                               $94,200 - $134,000

2. Substitute limestone aggregate for granite at the interior exposed walls. Also, a light sandblast would need to be substituted for the water wash in order to not reveal the limestone. The mix would contain the same dye as the specified mix and with the light sandblast only be slightly lighter.

       Deduct:                                                      $ 8,200

3. Eliminate the curved precast wall panels at the daycare perimeter and provide segmented precast wall panels.

       Deduct:                                                      $ 3,200

4. Modify the column and beam feature on the west side of the building to 12" diameter columns and 14" thick single piece beams. The beams will have a hand-finish on the beam side which faces the structure. It may also be possible to hand finish the top of the beam in lieu of the inside face.

       Deduct:                                                       $12,500

5. Eliminate the 9" thick panel sections and change to 8" thick throughout. This simplifies the formwork requirements from that currently required. In addition 1" depressions may be added to various locations, upon engineering review, at no cost, and 10" precast panel thicknesses are unaffected.

       Deduct:                                                       $27,200

6.     Delete the 24 each - 12" round bollards added by Addendum No. 2.

       Deduct:                                                       $25,600

7. Delete bowstring joists at canopies and replace with a self supporting roof system which will be defined further in the final package. Note this is not a net deduct as the final design requires completion.

       Deduct:                                                       $17,500

8. Substitute Vulcraft or Wheeling acoustical deck with NRC of .90 for specified Epic ER2A with NRC of .95 in the gymnasium area.

       Deduct:                                                       $30,900

9. Eliminate face block at pool equipment rooms, the receiving dock perimeter (rooms A113, A114 & A112), the gym storage (room B111), pool storage areas (room C122, C123, C124 &C118).

       Deduct:                                                       $ 5,300

TOTAL ADDITIONAL VALUE ENGINEERING ALTERNATES:                      $224,600

Project Description and Clarification
Early Bid Package
October 21, 1994

1. This Proposal is based on the drawings and specifications prepared by The Hollis & Miller Group dated August 22, 1994, including Civil Drawings, C1.1 through C5.2; Structural Drawings, S100 through
       S302; Architectural Drawings, A0.0, A0.2, A1.1, A2.1 through A2.5,
       A6.1 through A6.5, A7.1 through A7.6, A8.1, A11.1, A11.3;
       Mechanical Drawings M1.1 through M1.4; Plumbing Drawings P1.1 through P1.4; Electrical Drawings ME1.1, E1.1 through E1.4; Pool Drawings SP-1 through SP-5. The above referenced Contract Documents have also been modified by Addendum No. 1 dated September 8, 1994 and Addendum No. 2 dated September 15, 1994, which are also included in the GMP proposal.

2.     The GMP Proposal excludes the following items:
       a.     Design Fees
       b.     Financing Costs
       c.     Special Inspection Costs
       d.     Performance Bonds
       e.     Builder's Risk Insurance
       f.     Furniture and Artwork
       g.     Security System
       h.     Telephone System
       i.     Material Testing Costs (soil, asphalt, concrete, etc.)
       j.     Drawing Reproduction
       k.     Hazardous Material Abatement
       l.     Landscaping and Irrigation System
       m.     Utility Company Charges for Extension of Services
       n.     Development Fees or Special Assessments

3. As it relates to the critical delivery items (namely precast and structural steel), we are requesting the Design Team review, approve and return shop drawings with in a one week time period. Because of the critical nature of these items and their fabrication time it is imperative the shop drawing review be expedited in order for the project to be completed in accordance with the schedule.

4. This proposal includes an eight foot plywood fence along Rockcreek Parkway and the entrance to the Union Pacific Building with wire panel fence encompassing the remainder of the site. Painting of the site fence is excluded.

5. We have included asphalt patching required and specifically indicated on drawing C5.1. However, we are excluding the patching of the re maining asphalt because of the lack of information on the existing asphalt section and can not accurately anticipate the extent to which the asphalt may be damaged during construction. This work will be reviewed and estimated after the scope of work has been accurately determined.

6. We have included in this proposal five handicap sign bases (one for each space), six light pole bases per the Architect's direction and six steel bollards per Addendum No. 2. Each of these items will be verified in the next bid package in location, number required or size specification.

7. We are excluding from this proposal the precast concrete grass pavers, since this type of work is typically provided by a landscaping contractor.

8. We have not included in this proposal the colored concrete specified but not yet defined on the drawings.

9. In this proposal we have included asphalt mixes APWA Type 1 base and APWA Type 3 surface mixes in lieu of the BM-2b and BM2 indicated on the plans. This substitution is supported by the specifications and has been reviewed with the Architect as acceptable.

10. We have estimated the excess topsoil can be stockpiled on-site and specifically exclude offsite haul-off. The topsoil will be wasted behind Building No. 5 per the Owner and Architect's direction. Other material (non-topsoil) will be utilized in eroded areas along the ravine on the east property line.

11. Quinn Concrete is the apparent low bidder for the precast concrete materials on the project. They are, however, not members of PCI, but do provide their own in-house testing and quality control which is periodically certified by an independent consulting engineer. In addition, Quinn Concrete is also a Kansas City, Missouri approved precast supplier.

12. We have included in this proposal 40 sf of glass block at the Daycare Lobby, turret feature.

13. In our proposal we have included rails at the stair opening at the gymnasium storage mezzanine. This rail was not detailed in the drawings, therefore we are providing a 1.5" square tube code compliant rail. We also have provided the rail at the mezzanine in the lobby area with a top tube rail and two channel intermediate rails.

14. We have included in our proposal angle framing at the roof top units with two framed openings per RTU per details 3/S102 and 4/S102.